Exhibit 99.3

Investors and Media:

Lisa Ciota: 630-824-1907

SUNCOKE ENERGY, INC. DECLARES FIRST CASH DIVIDEND

Lisle, IL (October 24, 2014) – Today, SunCoke Energy, Inc. (NYSE: SXC) announced that its Board of Directors declared a cash dividend of $0.0585 per share of the Company’s common stock to be paid November 28, 2014 to stockholders of record at the close of business on November 14, 2014. This is the first cash dividend to be paid to stockholders in SXC’s history.

“With the declaration of our first cash dividend, SunCoke has taken another step toward becoming a pure-play general partner while creating value for stockholders,” said Fritz Henderson, Chairman and Chief Executive Officer of SunCoke Energy, Inc. “As we continue to execute our strategies to sustain strong operating performance, drop down our cokemaking assets to SunCoke Energy Partners over time and exit our existing coal mining business, I believe we will maintain the financial flexibility to fund future growth while returning cash to shareholders.”

UPCOMING EVENTS

In connection with third quarter earnings, we will host an investor conference call on October 24, 2014 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time). This conference call will be webcast live and archived for replay on the Investor Relations section of www.suncoke.com. Investors may participate in this call by dialing 1-800-351-9852 in the U.S. or 1-847-413-3123 if outside the U.S., confirmation code 38212951. Please log in or dial in at least 10 minutes prior to start to ensure a connection. A replay of the call will be available for two weeks by calling 1-888-843-7419 (domestic) or 1-630-652-3042 (international) and referencing confirmation 3821 2951#.

We plan to participate in the Goldman Sachs Global Metals and Mining/Steel Conference on November 20, 2014 in New York City.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat-recovery cokemaking process produces high-quality coke for use in steelmaking, typically captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our U.S. cokemaking facilities are located in Virginia, Indiana, Ohio and Illinois. Outside the U.S., we have cokemaking operations in Vitoria, Brazil and Odisha, India. Our coal mining operations, which have more than 110 million tons of proven and probable reserves, are located in Virginia and West Virginia. In addition, through our 56 percent ownership of SXCP, we have an interest in SXCP’s coal logistics business, which has the collective capacity to blend and transload more than 30 million tons of coal annually. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,”

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“project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting the Company, as well as uncertainties related to: pending or future litigation, legislation, or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of the Company’s management, and upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by the Company. For information concerning these factors, see the Company’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on the Company’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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